Exhibit 10.3

Execution Version

COMMON UNIT AND CLASS B UNIT
PURCHASE AGREEMENT

BY AND AMONG

U.S. SHIPPING PARTNERS L.P.

AND

THE PURCHASERS

Schedules and Exhibits

Schedule 2.01 -	List of Purchasers and Commitment Amounts

Schedule 2.01(d) –	List of Escrow Purchasers

Schedule 8.07 -	Notice and Contact Information

Exhibit A -	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of U.S. Shipping

Exhibit B -	Form of U.S. Shipping Officer’s Certificate

Exhibit C -	Form of Legal Opinion

Exhibit D -	Form of Registration Rights Agreement

Exhibit E -	Form of Purchaser’s Officer’s Certificate

Exhibit F -	Form of Purchaser’s Eligibility Representations

Exhibit G -	Form of Escrow Agreement

Exhibit H -	Form of Application for Admission

COMMON UNIT AND
CLASS B UNIT PURCHASE AGREEMENT

          COMMON UNIT AND CLASS B UNIT PURCHASE AGREEMENT, dated as of August 4, 2006 (this “Agreement”), by and among U.S. Shipping Partners L.P., a Delaware limited partnership (“U.S. Shipping”), and each of the Purchasers listed in Schedule 2.01 attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).

          WHEREAS, U.S. Shipping desires to raise an aggregate of at least $75 million through the sale of Common Units and Class B Units, and the Purchasers desire to purchase an aggregate of at least $75 million of Common Units and Class B Units from U.S. Shipping, each in accordance with the provisions of this Agreement;

          WHEREAS, it is a condition to the obligations of the Purchasers hereunder that, concurrently with the offer and sale of Common Units and Class B Units, U.S. Shipping (i) offer and sell $100 million principal amount of its 13% senior secured notes due 2014 in a concurrent private placement pursuant to Rule 144A and Regulation S under the Securities Act (the “Notes Offering”), (ii) amend and restate its existing credit facility to provide it with $310 million of term loans (including a $60 million delayed draw term loan) and a $40 million revolving credit facility (the “Amended Credit Facility”); and (iii) form a joint venture between U.S. Shipping and third party equity investors for the construction of double-hulled product tankers, as further described in U.S. Shipping’s Current Report on Form 8-K filed with the Commission on August 2, 2006 (the “Joint Venture Transaction”); and

          WHEREAS, U.S. Shipping has agreed to provide Purchasers with certain registration rights with respect to the Purchased Units acquired pursuant to this Agreement.

          NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, U.S. Shipping and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I
DEFINITIONS

          Section 1.01     Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          “Action” against a Person means any lawsuit, action, proceeding or complaint before any Governmental Authority, mediator or arbitrator.

          “Admission Application” shall have the meaning specified in Section 6.03(f).

          “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          “Agreement” shall have the meaning specified in the introductory paragraph.

          “Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set for opposite such Purchaser’s name under the heading Allocated Purchase Price on Schedule 2.01 hereto.

          “Amended Credit Facility” shall have the meaning specified in the recitals of this Agreement.

           “Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Class B Amendment and any and all other agreements or instruments executed and delivered by the Parties on even date herewith or at Closing, or any amendments, supplements, continuations or modifications thereto.

          “Board of Directors” means the board of directors of the General Partner.

          “Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

          “Class B Amendment” means an amendment to the Partnership Agreement, in all material respects in the form of Exhibit A to this Agreement, which U.S. Shipping will cause to be adopted immediately prior to the issuance and sale of Class B Units contemplated by this Agreement.

          “Class B Unit Price” shall have the meaning specified in Section 2.01(b).

          “Class B Units” means the Class B Units of U.S. Shipping, as established by the Class B Amendment.

          “Closing” shall have the meaning specified in Section 2.02.

          “Closing Date” shall have the meaning specified in Section 2.02.

          “Commission” means the United States Securities and Exchange Commission.

          “Commitment Amount” means the number of Purchased Units set forth opposite each Purchaser’s name on Schedule 2.01 to this Agreement.

          “Common Unit Price” shall have the meaning specified in Section 2.01(b).

          “Common Units” means the Common Units of U.S. Shipping representing limited partner interests therein.

          “Construction Contract” means the Amended and Restated Contract for Construction of 49,000 DWT Product/Chemical Tankers, dated March 14, 2006, for USS Product Carriers LLC by National Steel and Shipbuilding Company, as amended.

          “Delaware LLC Act” means the Delaware Limited Liability Company Act.

          “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

          “DGCL” means the General Corporation Law of the State of Delaware.

          “Escrow Agreement” means that certain Escrow Agreement dated as of August 4, 2006, by and among U.S. Shipping Lehman Brothers, Inc. and the escrow agent named therein in substantially the form attached hereto as Exhibit G.

          “Escrow Agent” shall have the meaning specified in the Escrow Agreement.

          “Escrow Purchaser” shall have the meaning specified in Section 2.01(d).

          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

          “General Partner” means US Shipping General Partner LLC, a Delaware limited liability company and the general partner of U.S. Shipping.

          “Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, U.S. Shipping, its Subsidiaries or any of their Property or any of the Purchasers.

          “Indemnified Party” shall have the meaning specified in Section 7.03.

          “Indemnifying Party” shall have the meaning specified in Section 7.03.

          “Joint Venture Transaction” shall have the meaning specified in the recitals of this Agreement.

          “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

          “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law,

statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

          “Lock-Up Date” means 90 days from the Closing Date.

          “LTIP” shall have the meaning specified in Section 3.02(c).

          “Non-Escrow Purchaser” means each Purchaser other than those listed as Escrow Purchasers on Schedule 2.01(d).

          “Notes Offering” shall have the meaning specified in the recitals of this Agreement.

          “NYSE” shall mean The New York Stock Exchange.

          “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of U.S. Shipping, dated as of November 3, 2004, as it may be further amended from time to time, including by the Class B Amendment.

          “Party” or “Parties” means U.S. Shipping and the Purchasers party to this Agreement, individually or collectively, as the case may be.

          “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

          “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          “Purchase Price” means the aggregate of each Purchaser’s Allocated Purchase Price.

          “Purchased Class B Units” means the Class B Units to be issued and sold to the Purchasers pursuant to this Agreement.

          “Purchased Common Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

          “Purchased Units” means the Purchased Class B Units and the Purchased Common Units.

          “Purchaser” shall have the meaning specified in the introductory paragraph.

          “Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under the Basic Documents on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under any Basic Document.

          “Purchaser Related Parties” shall have the meaning specified in Section 7.01.

          “Purchasers” shall have the meaning specified in the introductory paragraph.

          “Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit D, to be entered into at the Closing, among U.S. Shipping and the Purchasers.

          “Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

          “Second Quarter Distribution” shall have the meaning specified in Section 5.02.

          “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          “Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; provided, USS Products Investor LLC, a Delaware limited liability company, shall not be deemed to be a “Subsidiary” of U.S. Shipping or any of its Subsidiaries for purposes of this Agreement.

          “Terminating Breach” shall have the meaning specified in Section 8.12(a)(ii).

           “Unitholders” means the Unitholders of U.S. Shipping (within the meaning of the Partnership Agreement).

          “U.S. Shipping” shall have the meaning specified in the introductory paragraph.

          “U.S. Shipping Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of U.S. Shipping and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, operations, prospects or affairs reflected in the U.S. Shipping SEC Documents, (ii) the ability of U.S. Shipping and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis, or (iii) the ability of U.S. Shipping to consummate the transactions under any Basic Document.  Notwithstanding the foregoing, a “U.S. Shipping Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which U.S. Shipping or its Subsidiaries operate that do not have a disproportionate impact on U.S. Shipping or its Subsidiaries; (b) national or international political, diplomatic or military conditions, including any engagement in hostilities, whether or not pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles or (d) the consummation of the transactions contemplated hereby, by the Notes Offering, by the Amended Credit Facility or by the Joint Venture Transaction.

          “U.S. Shipping Related Parties” shall have the meaning specified in Section 7.02.

          “U.S. Shipping SEC Documents” shall have the meaning specified in Section 3.03.

          Section 1.02     Accounting Procedures and Interpretation.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
SALE AND PURCHASE

          Section 2.01     Sale and Purchase.

          (a)          Sale and Purchase.  Subject to the terms and conditions of this Agreement, at the Closing, U.S. Shipping hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from U.S. Shipping, the number of Purchased Common Units and Purchased Class B Units set forth on Schedule 2.01 hereto opposite the name of such Purchaser, and each Purchaser agrees to pay U.S. Shipping the Common Unit Price for each Purchased Common Unit and the Class B Unit Price for each Purchased Class B Unit, in each case, as set forth in paragraph (b) below of this Section 2.01.

          (b)          Consideration.  Subject to Section 5.02, (i) the amount per Common Unit each Purchaser will pay to U.S. Shipping to purchase the Purchased Common Units (the “Common Unit Price”) shall be $18.34 and (ii) the amount per Class B Unit each Purchaser will pay to U.S. Shipping to purchase the Purchased Class B Units (the “Class B Unit Price”) shall be $17.12.

          (c)          Maximum Number of Purchased Common Units.  Notwithstanding any other provision of this Agreement, the maximum number of Purchased Common Units to be issued and sold by U.S. Shipping to the Purchasers pursuant to this Agreement shall not exceed 19.9% of the number of Common Units outstanding immediately prior to Closing.

          (d)          Funding into Escrow by Certain Purchasers.  Each Purchaser identified as an “Escrow Purchaser” on Schedule 2.01(d) hereto (each, an “Escrow Purchaser”)  shall deposit its Allocated Purchase Price into an escrow account as provided in the Escrow Agreement on the date hereof.  On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VI have been satisfied, each such  Escrow Purchaser shall  deliver notice to the Escrow Agent to promptly and timely release the  funds escrowed under the Escrow Agreement to U.S Shipping.

(e) Non-Escrow Purchasers. Each Non-Escrow Purchaser shall deliver its Allocated Purchase Price to U.S. Shipping on the Closing Date as provided in Section 6.03(b).

          Section 2.02     Closing.  The execution and delivery of the Basic Documents (other than this Agreement), delivery of certificates representing the Purchased Units, the release of the funds escrowed under the Escrow Agreement to U.S. Shipping pursuant to the terms of the Escrow Agreement and execution and delivery of all other instruments, agreements, and other documents required by this Agreement (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the closing of the Notes Offering, the Amended Credit Facility and the Joint Venture Transaction.  The Closing shall take place on August 7, 2006 or such other date  with respect to which U.S. Shipping shall have given each Purchaser two Business Days (or such shorter period as shall be agreeable to the Parties).  The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

          Section 2.03     Independent Nature of Purchasers’ Obligations and Rights.  The respective obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document.  The failure or waiver of performance under any Basic Document by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser.  Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Basic Document.  Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          Section 2.04     Termination. Notwithstanding anything to the contrary, in the event that less than 100% of the Purchase Price is received by U.S. Shipping on the Closing Date, this Agreement shall automatically terminate, funds escrowed pursuant to Escrow Agreement shall be returned to the applicable Purchasers pursuant to the terms thereof and any payments of a Purchaser’s Allocated Purchase Price received directly by U.S. Shipping shall be returned to the applicable Purchaser(s).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF U.S. SHIPPING

          U.S. Shipping represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date,  as follows:

          Section 3.01     Partnership Existence.  U.S. Shipping: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) has all requisite limited partnership power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted as described in the U.S. Shipping SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a U.S. Shipping Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a U.S. Shipping Material Adverse Effect.

          Section 3.02     Purchased Units, Capitalization and Valid Issuance.

          (a)          The Purchased Common Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement. A true and correct copy of the Partnership Agreement, as amended through the date hereof (but excluding the Class B Amendment), has been filed by U.S. Shipping with the Commission as Exhibit 3.2 to U.S. Shipping’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Purchased Class B Units shall have those rights, preferences, privileges and restrictions governing the Class B Units, which shall be reflected in the Partnership Agreement, as amended by the Class B Amendment.

          (b)          As of the date of this Agreement, the issued and outstanding limited partner interests of U.S. Shipping consist of 6,899,968 Common Units, 6,899,968 Subordinated Units, all of which are owned by United States Shipping Master LLC, and the Incentive Distribution Rights (each as defined in the Partnership Agreement) and the only issued and outstanding general partner interest is the General Partner’s 2% general partner interest. All of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

          (c)          Other than U.S. Shipping’s Long-Term Incentive Plan (the “LTIP”), U.S. Shipping has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units).  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which U.S. Shipping’s Unitholders may vote is issued or outstanding.  Except as set forth in the first sentence of this Section 3.02(c), as contemplated by this Agreement, or as are contained in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, convertible securities or other rights, agreements or commitments of any character obligating U.S. Shipping or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interests in, U.S. Shipping or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or other equity interests, (ii) obligations of U.S. Shipping or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or other equity interests of U.S. Shipping or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which U.S. Shipping or any of its Subsidiaries is a party with respect to the voting of the equity interests of U.S. Shipping or any of its Subsidiaries, other than the pledge of units or shares of its Subsidiaries to its lenders.

          (d)          (i) All of the issued and outstanding equity interests of each of U.S. Shipping’s Subsidiaries are owned, directly or indirectly, by U.S. Shipping free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under U.S. Shipping’s Second Amended and Restated Credit Agreement and the exhibits thereto filed as exhibits to the U.S. Shipping SEC Documents and the Amended Credit Facility), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act  and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational documents of such Subsidiaries,) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the U.S. Shipping SEC Documents, neither U.S. Shipping nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person other than USS Products Investor LLC.

          (e)          The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by U.S. Shipping pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

          (f)          The Common Units issuable upon conversion of the Class B Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Class B Amendment, and upon receipt of the required Unitholder approval, will be duly authorized by U.S. Shipping pursuant to the Partnership Agreement, and will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804  of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

          (g)          U.S. Shipping’s currently outstanding Common Units are quoted on the NYSE and U.S. Shipping has not received any notice of delisting.  The Purchased Common Units and Class B Units will be issued in compliance with all applicable rules of the NYSE.  Prior to the Closing, U.S. Shipping will file a supplemental listing application with the NYSE to list the Purchased Common Units and the Common Units underlying the Class B Units.

          Section 3.03     U.S. Shipping SEC Documents.  U.S. Shipping has timely filed with the Commission all  reports, schedules and statements required to be filed by it under the Exchange Act  since its initial public offering (all such documents filed on or prior to the date of this Agreement, collectively, the “U.S. Shipping SEC Documents”).  The U.S. Shipping SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed  (except to the extent corrected by a subsequently filed U.S. Shipping SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and the consolidated results of its operations and cash flows for the periods then ended.  PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to U.S. Shipping and has not resigned or been dismissed as independent registered public accountants of U.S. Shipping as a result of or in connection with any disagreement with U.S. Shipping on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

          Section 3.04     No Material Adverse Change.  Except as set forth in or contemplated by the U.S. Shipping SEC Documents, since December 31, 2005, U.S. Shipping and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a U.S. Shipping Material Adverse Effect, (ii) acquisition or disposition of any material asset by U.S. Shipping or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in U.S. Shipping’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than in connection with the Notes Offering, the Amended Credit Facility and the Joint Venture Transaction).

          Section 3.05     Litigation.  Except as set forth in the U.S. Shipping SEC Documents, there is no Action pending or, to the knowledge of U.S. Shipping, contemplated or threatened against U.S. Shipping or any of its Subsidiaries or any of their respective officers (in their capacity as such), directors (in their capacity as such), Properties, which (individually or in the aggregate) reasonably would be expected to have a U.S. Shipping Material Adverse Effect or which challenges the validity of this Agreement or which would reasonably be expected to adversely affect or restrict U.S. Shipping’s ability to consummate the transactions contemplated by the Basic Documents.

          Section 3.06     No Conflicts.  The execution, delivery and performance by U.S. Shipping of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by U.S. Shipping pursuant hereto or thereto or in connection herewith and therewith, and compliance by U.S. Shipping with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to U.S. Shipping or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the organizational documents of U.S. Shipping or any of its Subsidiaries, including but not limited to, the threshold with respect to the number of Units owned by Non-U.S. Citizens (as defined in the Partnership Agreement) that may hold units in U.S. Shipping under the Partnership Agreement, assuming the accuracy of the statements in each Purchaser’s Admission Application, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which U.S. Shipping or any of its Subsidiaries is a party or by which U.S. Shipping or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by U.S. Shipping or any of its Subsidiaries, other than pursuant to the Amended Credit Facility and the Notes Offering, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a U.S. Shipping Material Adverse Effect.

          Section 3.07     Authority.  U.S. Shipping has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by U.S. Shipping of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of U.S. Shipping (subject to Unitholder approval of the conversion of the Class B Units into Common Units), enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith. Except as contemplated by this Agreement, no approval by U.S. Shipping’s Unitholders is required as a result of U.S. Shipping’s issuance and sale of the Purchased Units.

          Section 3.08     Compliance with Laws. Neither U.S. Shipping nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to U.S. Shipping or its Subsidiaries, except as would not, individually or in the aggregate, have a U.S. Shipping Material Adverse Effect.  U.S. Shipping and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a U.S. Shipping Material Adverse Effect, and neither U.S. Shipping nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually in the aggregate, a U.S. Shipping Material Adverse Effect.  Neither U.S. Shipping, nor any of its Subsidiaries, nor

any director, officer, agent, employee or other person acting on behalf of U.S. Shipping or any of its Subsidiaries has, in the course of its actions for, or on behalf of, U.S. Shipping or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          Section 3.09     Preemptive Rights or Registration Rights.  Except as set forth in the agreement of limited partnership, limited liability company agreement or other organizational documents of U.S. Shipping and its  Subsidiaries, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or membership interests of U.S. Shipping or any of its Subsidiaries, in each case pursuant to or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the execution of this Agreement nor the issuance of the Purchased Units as contemplated by this Agreement or the conversion of the Class B Units into Common Units gives rise to any rights for or relating to the registration of any Partnership Securities, other than pursuant to the Registration Rights Agreement.

          Section 3.10     Insurance.  U.S. Shipping and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent for the businesses in which they are engaged in the good faith determination of the board of directors of the general partner of U.S. Shipping.  U.S. Shipping does not have any reason to believe that it nor any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          Section 3.11     Internal Accounting Controls.  U.S. Shipping and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  U.S. Shipping is not aware of any material failure of such internal accounting controls

          Section 3.12     Approvals.  Except as required by the Commission in connection with U.S. Shipping’s obligations under the Registration Rights Agreement and the registration rights agreement entered into in connection with the Notes Offering and Unitholder approval of the conversion of the Class B Units into Common Units, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by U.S. Shipping of any of the Basic Documents to which it is a party, except (i) as may be required under the state securities or “Blue Sky” Laws, (or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a U.S. Shipping Material Adverse Effect.

          Section 3.13     MLP Status.  U.S. Shipping has, for each taxable year beginning after December 31, 2003 during which U.S. Shipping was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

          Section 3.14     Investment Company Status.  U.S. Shipping is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          Section 3.15     Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither U.S. Shipping nor, to U.S. Shipping’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

          Section 3.16     Certain Fees.  Other than fees payable to Lehman Brothers Inc. and CIBC Global Markets for their services as placement agents, no fees or commissions will be payable by U.S. Shipping to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  The Purchasers shall not be liable for any such fees or commissions.  U.S. Shipping agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by U.S. Shipping or alleged to have been incurred by U.S. Shipping in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.

          Section 3.17     No Side Agreements.  Except for the confidentiality agreements described in Section 8.06, there are no other agreements by, among or between U.S. Shipping or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

          Section 3.18     Form S-3 Eligibility.  U.S. Shipping is eligible to register the Purchased Common Units and the Common Units issuable upon conversion of the Purchased Class B Units for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act.

          Section 3.19     Terms of Class B Units;  Class B Unit Vote.  The NYSE has approved the terms of the Class B Units.  The affirmative vote of a majority of the total votes cast by the holders of Common Units is required by the NYSE to approve the conversion of Class B Units into Common Units. In addition, the affirmative vote of a majority of the Common Units outstanding (excluding Common Units held by the General Partner and its Affiliates) and of a majority of the Subordinated Units outstanding, each voting as a separate class, is required to approve the conversion of Class B Units into Common Units for the Common Units issued upon such conversion to not be counted against the “basket” provided in Section 5.7(a) of the Partnership Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

          Each Purchaser, severally and not jointly, represents and warrants to U.S. Shipping with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

          Section 4.01     Valid Existence.  Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.

          Section 4.02     No Conflicts.  The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or thereto or in connection herewith or therewith, compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c), where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

          Section 4.03     Investment.  The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times (subject to such Purchaser’s agreement contained in Section 5.06) to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.  Notwithstanding the foregoing, a Purchaser may enter into a total return swap with respect to such Purchaser’s Purchased Units with a third party provided that such transaction is exempt from registration under the Securities Act.

          Section 4.04     Nature of Purchaser.  Such Purchaser represents and warrants to, and covenants and agrees with, U.S. Shipping that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.  Furthermore, each Purchaser will complete a Questionnaire in the form attached as Exhibit F hereto and deliver such completed eligibility questionnaire to U.S. Shipping at Closing, and the answers thereto will be true and correct as of the Closing Date.

          Section 4.05     Receipt of Information; Authorization.  Such Purchaser acknowledges that it (a) has access to the U.S. Shipping’s SEC Documents and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of U.S. Shipping regarding such matters, including with respect to the Joint Venture Transaction.

          Section 4.06     Restricted Securities.  Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from U.S. Shipping in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

          Section 4.07     Certain Fees.  No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  Such Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless U.S. Shipping from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Purchased Units or the consummation of the transactions contemplated by this Agreement.

          Section 4.08     Legend.  It is understood that the certificates evidencing the Purchased Units will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction.  These securities may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

          Section 4.09     Related Parties.

                         (a)          Each Purchaser identified on Schedule 2.01 hereto as not being a “related party” of U.S. Shipping represents and warrants to, and covenants and agrees with, U.S. Shipping that such Purchaser is not an officer or director of U.S. Shipping and, on the date hereof and as of the date of Closing (before giving effect to the purchase of Purchased Units pursuant to this Agreement), such Purchaser and its Affiliates (a) hold less than five percent of the Common Units of U.S. Shipping outstanding on the date hereof and (b) hold less than five percent of the outstanding voting power of U.S. Shipping.

                         (b)          Each Purchaser identified on Schedule 2.01 hereto as being a “related party” of U.S. Shipping represents and warrants to, and covenants and agrees with, U.S. Shipping that such Purchaser is purchasing less than one percent of the outstanding Common Units of U.S. Shipping on the date hereof.

ARTICLE V
COVENANTS

          Section 5.01     Shareholder Vote With Respect to Conversion.

                         (a)          U.S. Shipping shall, in accordance with applicable Law and the Partnership Agreement, take all action necessary to convene a meeting of its Unitholders to consider and vote upon the conversion of the Class B Units into Common Units as soon as practicable, but in any event not later than 120 days from the Closing Date.  Subject to fiduciary duties under applicable Law, the Board of Directors shall, in connection with such meeting, recommend approval of the conversion of the Class B Units into Common Units and shall take all other lawful action to solicit the approval of the conversion of the Class B Units into Common Units by the Unitholders, except that U.S. Shipping may, but shall not be required to, hire any proxy solicitation firm in connection with such meeting.

                         (b)          If the conversion of the Class B Units into Common Units is not approved by the Unitholders at the meeting contemplated by clause (a) or at successive meeting(s) as contemplated by this clause (b), upon written notice from the Purchasers holding a majority of the Class B Units, U.S. Shipping shall be obligated to convene another meeting of its Unitholders on the terms set forth in clause (a) (except that such meeting shall take place not later than 180 days from the date of the immediately prior meeting if a meeting within 120 days is not approved by the NYSE), and the Board of Directors shall again be obligated to take the actions set forth in clause (a) with respect to such meeting.

          Section 5.02     Second Quarter Distribution.  If the Closing is after the record date of the distribution to Unitholders with respect to the quarter ended June 30, 2006 (the “Second Quarter Distribution”), then the Purchasers shall receive: (i) a discount on the Class B Unit Price equal to of the Second Quarter Distribution and (ii) a discount on the Common Unit Price equal to the Second Quarter Distribution.

          Section 5.03     Subsequent Issuances of Units.  Without the written consent of the holders of a majority of the Purchased Units, from the date of this Agreement until the Lock-Up Date, U.S. Shipping and US Shipping General Partner LLC shall not grant, issue or sell any limited partner interests or other equity securities, any securities convertible into or exchangeable for any limited partner interests or other equity securities, or take any other action that may result in the issuance of any of the foregoing, other than (i) options to purchase Common Units or awards of restricted Common Units granted pursuant to the LTIP, (ii) Common Units issued upon the exercise of options granted under the LTIP and (iii) the issuance or sale of Common Units or Class B Units at a price no less than $24.00 (including, and not net of, any underwriting discounts and commissions or placement fees).  Notwithstanding the foregoing, U.S. Shipping and US Shipping General Partner LLC, shall not, and shall cause their Subsidiaries not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Units to the Purchasers.

          Section 5.04     Vote For Conversion of Class B Units.  At any meeting (including adjournments or postponements thereof) of U.S. Shipping’s Unitholders held to consider approval of the conversion of the Class B Units into Common Units (including the special meeting of Unitholders contemplated by Section 5.01) each of the Purchasers agrees to vote, and to use commercially reasonable efforts to cause its Affiliates to vote, any Common Units or Subordinated Units held by it or any such Affiliates, as applicable, on the record date for such meeting in favor of the conversion of the Class B Units into Common Units.

          Section 5.05     Joint Venture Transaction.  U.S. Shipping shall use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate the Joint Venture Transaction. Within  ten Business Days of the consummation of the Joint Venture Transaction, U.S. Shipping shall host a public conference call  to discuss recent partnership events.

          Section 5.06     Purchaser Lock-Up.  Each Purchaser agrees that from and after the Closing it will not sell any of its Purchased Units prior to the Lock-Up Date; provided, however, that any Purchaser may enter into a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser.

          Section 5.07     Taking of Necessary Action.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, U.S. Shipping and each Purchaser will, and U.S. Shipping shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or U.S. Shipping, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.

          Section 5.08     Disclosure; Public Filings.  U.S. Shipping  may, without prior written consent or notice, disclose the name or identity of any of the Purchasers (but no other information regarding such Purchaser) in any press release or Current Report on Form 8-K under the Exchange Act filed as a result of this Agreement, the other Basic Documents or the transactions contemplated hereby, or other similarly required Exchange Act reports, or as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of U.S. Shipping are listed or traded; provided that each of Energy Income and Growth Fund and EGI-Fund (05-07) Investors, L.L.C. shall not be named in any such press release without the written consent of such Purchaser.

          Section 5.09     Other Actions.  U.S. Shipping shall (i) cause the Class B Amendment to be adopted immediately prior to the issuance and sale of the Class B Units contemplated by this Agreement and (ii) file prior to the Closing a supplemental listing application with the NYSE to list the Purchased Common Units and the Common Units underlying the Class B Units.

          Section 5.10     Use of Proceeds.  U.S. Shipping will use the collective proceeds from the sale of the Purchased Units, the Notes Offering and the Amended Credit Facility to fund the construction of at least three new ATBs, to fund equity contributions to the Joint Venture, to refinance existing indebtedness, to pay fees associated with such transaction and for general partnership purposes.

ARTICLE VI
CLOSING CONDITIONS

          Section 6.01     Conditions to the Closing.

                         (a)          Mutual Conditions.  The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

                              (i)          no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement  illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

                              (iii)          U.S. Shipping shall have concurrently closed the (A) Notes Offering; (B) Amended Credit Agreement; and (C) Joint Venture Transaction, which closing shall include, in the case of the Joint Venture Transaction, (w) execution and delivery of the Limited Liability Company Agreement of USS Products Investor LLC  by the members thereof, (x) the execution and delivery of the Management and Operating Agreement between USS Product Manager LLC and USS Product Investors LLC  by such parties,  (y) the delivery of the letter of credit contemplated under the Limited Liability Company Agreement of USS Products Investor LLC  for the benefit of the Class B Member (as defined therein) and (z) the execution and delivery by General Dynamics Corporation of its performance guarantee pursuant to  the  Construction  Contract.

                         (b)          Each Purchaser’s Conditions.  The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

                              (i)          U.S. Shipping shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by U.S. Shipping on or prior to the Closing Date;

                              (ii)          the representations and warranties of U.S. Shipping contained in this Agreement that are qualified by materiality or U.S. Shipping Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) since the date of this Agreement, no U.S. Shipping Material Adverse Effect shall have occurred and be continuing;

                              (iv)          no notice of delisting from the NYSE shall have been received by U.S. Shipping with respect to the Common Units, and  U.S. Shipping shall have filed a supplemental listing application with the NYSE relating to the Purchased Common Units and the Common Units underlying the Class B Units;

(v) the Class B Amendment in all material respects in the form attached as Exhibit A to this Agreement shall have been duly adopted and be in full force; and

(vi) U.S. Shipping shall have delivered, or caused to be delivered, to the Purchasers at the Closing, U.S. Shipping’s closing deliveries described in Section 6.02.

(c) U.S. Shipping’s Conditions. The obligation of U.S. Shipping to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by U.S. Shipping in writing, in whole or in part, to the extent permitted by applicable Law):

                              (i)          each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

                              (ii)          the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) since the date of this Agreement, no Purchaser Material Adverse Effect shall have occurred and be continuing;

(iv) the funds escrowed pursuant to the Escrow Agreement shall have been released to U.S. Shipping;

(v) each Escrow Purchaser shall have delivered, or caused to be delivered, such Escrow Purchaser’s closing deliveries described in Section 6.03(a);

(vi) each Non-Escrow Purchaser shall have delivered, or caused to be delivered, to U.S. Shipping at the Closing, such Non-Escrow Purchaser’s closing deliveries described in Section 6.03(b);

                              (vii)          each Escrow Purchaser and each Non-Escrow Purchaser shall have delivered, or caused to be delivered, to U.S. Shipping at the Closing, such Purchaser’s closing deliveries described in Section 6.03(c).

          Section 6.02     U.S. Shipping Deliveries.   At the Closing, subject to the terms and   conditions of this Agreement, U.S. Shipping will deliver, or cause to be delivered, to each Purchaser:

                         (a)          The Purchased Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by federal and state securities Laws and those imposed by Purchaser;

                         (b)          Copies of (i) the Certificate of Limited Partnership of U.S. Shipping and (ii) the Certificate of Formation of the General Partner, each certified by the Secretary of State of the State of Delaware, dated as of a recent date;

(c) A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, that U.S. Shipping is in good standing;

                         (d)          A cross-receipt, dated the Closing Date, executed by U.S. Shipping and delivered to each Purchaser certifying that it has received the Allocated Purchase Price with respect to the Purchased Units issued and sold to such Purchaser;

(e) An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;

                         (f)          An opinion addressed to the Purchasers from legal counsel to U.S. Shipping, dated the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit C; and

(g) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit D, which shall have been duly executed by U.S. Shipping.

          Section 6.03     Purchaser Deliveries.

(a) Deliveries by Escrow Purchasers. Subject to the terms and conditions of this Agreement, each Escrow Purchaser will deliver, or cause to be delivered:

                              (i)          At least one Business Day prior to Closing, payment of such Escrow Purchaser’s Allocated Purchase Price by wire transfer(s) of immediately available funds to an account designated in the Escrow Agreement; and

(ii) At the Closing, each Escrow Purchaser shall have delivered notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement to U.S. Shipping.

                         (b)          Deliveries by Non-Escrow Purchasers.  Subject to the terms and conditions of this Agreement, each non-Escrow Purchaser will deliver, or cause to be delivered, at the Closing, payment to U.S. Shipping of such non-Escrow Purchaser’s Allocated Purchase Price by wire transfer(s) of immediately available funds to an account designated by U.S. Shipping in writing at least one (1) Business Day prior to the Closing.

                         (c)          Deliveries by Escrow Purchasers and Non-Escrow Purchasers.  Subject to the terms and conditions of this Agreement, each Escrow Purchaser and Non-Escrow Purchaser will deliver, or cause to be delivered, to U.S. Shipping at the Closing:

(i) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit D, which shall have been duly executed by each Purchaser; and

                              (ii)          a cross-receipt, dated the Closing Date, executed by each Purchaser and delivered to U.S. Shipping certifying that such Purchaser has received certificates evidencing the number of Purchased Units set forth opposite the name of such Purchaser on Schedule 2.01;

(iii) an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit E;

(iv) a complete an eligibility questionnaire in the form attached as Exhibit F hereto; and

(v) an Application for Admission requesting admission to U.S. Shipping as a substitute limited partner substantially in the form attached to this Agreement as Exhibit H (an “Admission Application”).

ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES

          Section 7.01     Indemnification by U.S. Shipping.  U.S. Shipping agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly on demand, pay and reimburse each of them costs, losses, liabilities,  damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of U.S. Shipping contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

          Section 7.02     Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify U.S. Shipping and its Representatives (collectively, “U.S. Shipping Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay and reimburse each of them costs, losses, liabilities,  damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no U.S. Shipping Related Party shall be entitled to recover special,, consequential (including lost profits or diminution in value) or punitive damages.

          Section 7.03     Indemnification Procedure.          Promptly after any U.S. Shipping Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII
MISCELLANEOUS

          Section 8.01     Interpretation.          Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”  Whenever U.S. Shipping has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of U.S. Shipping unless otherwise specified therein.  Whenever any determination, consent or approval is to be made or given by a Purchaser under the Basic Documents, such action shall be in such Purchaser’s sole discretion unless otherwise specified therein.  If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

          Section 8.02     Survival of Provisions.  The representations and warranties set forth in Sections 3.01, 3.02, 3.04, 3.06(b), 3.07, 3.09, 3.12, 3.13, 3.16, 3.17, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of U.S. Shipping or any Purchaser.  The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of U.S. Shipping and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

          Section 8.03     No Waiver; Modifications in Writing.

                         (a)          Delay.  No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

                         (b)          Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by U.S. Shipping from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on U.S. Shipping in any case shall entitle U.S. Shipping to any other or further notice or demand in similar or other circumstances.

          Section 8.04     Binding Effect; Assignment.

                         (a)          Binding Effect. This Agreement shall be binding upon U.S. Shipping, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

                         (b)          Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such  Purchaser, subject to compliance with applicable securities Laws, Section 5.06 and the Registration Rights Agreement.

                         (c)          Assignment of Rights. Each Purchaser under this Agreement may assign all or any portion of its rights hereunder to (i) any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser; provided, in each case, the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall agree to be bound by the provisions of this Agreement.  Except as expressly permitted by this Section 8.04(c), such rights may not otherwise be transferred except with the prior written consent of U.S. Shipping (which consent shall not be unreasonably withheld).

                         (d)          Limitation on Assignment for U.S. Citizens.  Any Purchaser that has certified it is a U.S. Citizen (as defined in the  Admission Application  attached as Exhibit H hereto) in such  Admission Application may only make an assignment pursuant to this Sections 8.04(b) and 8.04(c) above if the assignee also qualifies as a U.S. Citizen (as defined in the  Admission Application) or with the prior written consent of U.S. Shipping.

          Section 8.05     Aggregation of Purchased Units.  All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          Section 8.06     Confidentiality and Non-Disclosure.  Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of U.S. Shipping shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.

          Section 8.07     Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses listed in Schedule 8.07 of this Agreement or to such other address as U.S. Shipping or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via telecopy; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

          Section 8.08     Removal of Legend.  U.S. Shipping shall remove the legend described in Section 4.08 from the certificates evidencing the Purchased Units at the request of a Purchaser submitting to U.S. Shipping such certificates, together with an opinion of counsel, if required by U.S. Shipping’s transfer agent, to the effect that such legend is no longer required under the Securities Act or applicable state securities Laws, as the case may be, unless U.S. Shipping, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that no such opinion shall be required in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 under the Securities Act (unless required by the transfer agent with respect to such securities) or an effective registration statement. U.S. Shipping shall cooperate with such Purchaser to effect removal of such legend.

          Section 8.09     Entire Agreement.  This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein with respect to the rights granted by U.S. Shipping or a Purchaser set forth herein and therein.  This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

          Section 8.10     Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

          Section 8.11     Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          Section 8.12     Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing:

(i) by the mutual written consent of the Purchasers entitled to purchase a majority of the Purchased Units and U.S. Shipping;

                            (ii)          by the written consent of the Purchasers entitled to purchase a majority of the Purchased Units or by U.S. Shipping, (A) if any representation or warranty of the other party set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of the other party set forth in this Agreement (either clause (A) or (B) above being a “Terminating Breach”); provided, that, each Terminating Breach would cause the conditions to the non-terminating party’s obligations not to be satisfied and such Terminating Breach is not cured within 20 days after written notice from the non-breaching party; or

(iii) by a Purchaser, as to such Purchaser’s rights and obligations hereunder, if the Closing shall not have occurred on or prior to August 15, 2006.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

                            (i)          if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) if the Closing shall not have occurred on or before September 30, 2006; or

(iii) pursuant to Section 2.04.

                         (c)          In the event of the termination of this Agreement as provided in Sections 8.12(a) or 8.12(b), this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of U.S. Shipping; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

          Section 8.13     Expenses. U.S. Shipping hereby covenants and agrees to reimburse Baker Botts L.L.P., for reasonable and documented legal fees not to exceed $35,000.  If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing party shall be entitled to reasonable attorney’s fees, out-of-pocket costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          Section 8.14     Recapitalization, Exchanges, Etc. Affecting the Purchased Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of U.S. Shipping or any successor or assign of U.S. Shipping (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

          IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC
its General Partner

By:	/s/

Signature Page to
Common Unit and Class B Purchase Agreement

Schedule 2.01

Attached hereto

Schedule 2.01

Schedule 2.01(d)

Escrow Purchasers

1.	Sterling Partners

2.	Aetna

3.	Paul Gridley

4.	Joseph Gehegan

5.	Albert Bergeron

6.	Alan Colletti

7.	Jeffrey Miller

8.	Ray Marquardt

9.	William Young

10.	F Dematteis 2001 Trst 7/12/01

11.	Dematteis FLP Assets LLC

12.	The Ronald L Gallatin Rev Tr Dtd 05/26/2004

13.	Goldman Associates

14.	Peter Halstead Trust

15.	Cathy Halstead Trust

16.	Eliza Finkelstein Trust

17.	Jennifer Finkelstein Trust

18.	Stanley Sirote

19.	Langer Investment Partnership

20.	Eileen Goldman

21.	Michael Goldman

22.	John D Case

23.	JT Serko LP

Schedule 2.01(d)

Schedule 8.07

Notice and Contact Information

If to U.S. Shipping Partners L.P.	with a copy to:

399 Thornall St., 8th Floor	Roy L. Goldman
Edison, NJ 08837	Fulbright & Jaworski L.L.P.,
Attention:	666 Fifth Avenue, New York,
Facsimile:	New York 10103

If to Alerian Capital Partners LP, Alerian Opportunity Partners II LP or Alerian Focus Partners LP	with a copy to:

c/o Alerian Capital Management LLC	Baker Botts L.L.P.
45 Rockefeller Plaza, Suite 2000	1500 San Jacinto Center
New York, NY 10111-0100	98 San Jacinto Blvd.
Attention: Robert Kad	Austin, Texas 78701
Phone: (212) 332-7810	Phone: (512) 322.2556
Facsimile: (212) 332-7806	Facsilie (512) 322.8377
Attention: Laura L. Tyson
laura.tyson@bakerbotts.com

If to Credit Suisse Management LLC:	with a copy to:

Credit Suisse Management LLC
One Madison Ave
New York, NY 10010
Attention: Jerrold Gordon, 2nd floor

If to EGI-Fund (05-07) Investors, L.L.C.:	with a copy to:

c/o Equity Group Investments, L.L.C.
Two N. Riverside Plaza, Suite 600
Chicago, IL 60606
Facsimile (312) 454-0335
Attention: Nils Larsen and Joseph M. Paolucci
jpaolucci@egii.com and nlarsen@egii.com

Schedule 8.07-1

If to Fiduciary/Claymore MLP Opportunity Fund or Energy Income and Growth Fund:	with a copy to:

c/o Fiduciary Asset Management	Vinson & Elkins LLP
8112 Maryland Avenue, Suite 400	First City Tower
St. Louis MO 63105	1001 Fannin Street, Suite 2300
Attention: Jim Cunnane	Houston, Texas 77002-6760
Facsimile: (314) 863-4360	Phone: (713) 758.4618
Facsimile: (713) 615.5038
Attention: Thomas P. Mason
tmason@velaw.com

If to GPS Income Fund LP, GPS High Yield Equity Fund LP, GPS Income Fund (Cayman) Ltd or HFR RVA GPS Master Trust:

GPS Partners LLC
100 Wilshire Blvd
Suite 900
Santa Monica, Ca 90401
Attention: Brett Messing
Phone: (310) 496-5360
Facsimile: (310) 496-5399
Investments@Gpsfund.Com

If to RBC Capital Markets Corporation:

Joe Muskatel
Director and Senior Counsel
RBC Capital Markets
One Liberty Plaza
165 Broadway, 2d floor	with a copy to:
NY NY 10006
Phone: (212) 858-7492
Facsimile: (212) 428-3062
joe.muskatel@rbccm.com

If to Structured Finance Americas, LLC:	with a copy to:

Alfiya Hainutdzinava
60 Wall Street
MailStop: NYC60-1408
New York, NY 10005
Phone: (212) 250-5862
Alfiya.Hainutdzinava@db.com

Schedule 8.07-2

Elia Kourtesiadou
60 Wall Street
MailStop: NYC60-1408
New York, NY 10005
Phone: (212) 250-8317
Elia.Kourtesiadou@db.com

Jill Rathjen
60 Wall Street
New York, NY 10005
Mail Stop: NYC60-0443
Phone: (212) 250-4990
jill.rathjen@db.com

	If to UBS Securities LLC	with a copy to:

UBS Securities LLC
677 Washington Boulevard
Samford, CT 06901
Attention: Christopher Coward, Director
chris.coward@ubs.com

If to ZLP Fund LP:

John Lee
10 Harborside Financial Center, Suite 301
Jersey City, NJ 07311
Phone: (201) 716-1401
lee@zimmerlucas.com

If to	F Dematteis 2001 Trst 7/12/01;
Dematteis FLP Assets LLC;
The Ronald L Gallatin Rev Tr Dtd 05/26/2004;
Goldman Associates;
Peter Halstead Trust;
Cathy Halstead Trust;
Eliza Finkelstein Trust;
Jennifer Finkelstein Trust;
Stanley Sirote;
Langer Investment Partnership;
Eileen Goldman;
Michael Goldman;
John D Case; or
JT Serko LP:

Schedule 8.07-3

Ken Witover
399 Park Avenue 06 Floor
NY, NY 10022
Phone: (212) 528-1131
kwitover@lehman.com

Schedule 8.07-4

Exhibit A

Form of Class B Amendment

[to come]

Exhibit A

Exhibit B

U.S. SHIPPING PARTNERS L.P.

Officer’s Certificate

                    Pursuant to Section 6.02(e) of the Common Unit and Class B Unit Purchase Agreement, dated as of August 4, 2006 (the “Purchase Agreement”), by and among U.S. Shipping Partners L.P., a Delaware limited partnership (“U.S. Shipping”), and the Purchasers listed in Schedule 2.01 of the Purchase Agreement (each a “Purchaser” and collectively, the “Purchasers”) relating to the issuance and sale by U.S. Shipping to the Purchasers of an aggregate of aggregate of 1,310,375 Common Units representing limited partner interests in U.S. Shipping and an aggregate of 3,123,205 Class B Units representing limited partner interests in U.S. Shipping, the undersigned hereby certifies on behalf of U.S. Shipping, as follows:

          (A)          U.S. Shipping has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by U.S. Shipping on or prior to the date hereof;

          (B)          The representations and warranties of U.S. Shipping contained in the Purchase Agreement that are qualified by materiality or U.S. Shipping Material Adverse Effect (as defined in the Purchase Agreement) are true and correct as of the date of the Purchase Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only;

          (C)          Since the date of the Purchase Agreement, no U.S. Shipping Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing; and

          (D)          The Class B Amendment (as defined in the Purchase Agreement) has been adopted in all material respects in the form attached as Exhibit A to the Purchase Agreement.

Dated:  August 7, 2006

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC
its General Partner

By:	/s/

Exhibit B

Exhibit C

          Capitalized terms used but not defined herein have the meaning assigned to such terms in the Common Unit and Class B Unit Purchase Agreement, dated as of August 4, 2006  (the “Purchase Agreement”).  U.S. Shipping shall furnish to the Purchasers at the Closing an opinion of Fulbright & Jaworski L.L.P., counsel for U.S. Shipping, addressed to the Purchasers and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchasers, stating that:

          (a)          U.S. Shipping: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) is duly qualified to conduct business in the State of New Jersey and (iii) has all requisite limited partnership power and authority necessary to own its Properties and carry on its business as its business is now being conducted as described in the U.S. Shipping SEC Documents.

          (b)          As of the date hereof, and prior to the sale and issuance of the Purchased Units as contemplated by the Purchase Agreement, the issued and outstanding limited partner interests of U.S. Shipping consist of 6,899,968 Common Units, 6,899,968 Subordinated Units and the Incentive Distribution Rights.  All of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

          (c)          To our knowledge, except as described in the U.S. Shipping SEC Documents filed prior to the date hereof, for options granted pursuant to U.S. Shipping’s LTIP, or as contemplated by the Purchase Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, convertible securities or other rights, agreements or commitments of any character obligating U.S. Shipping or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interest in U.S. Shipping or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or other equity interests, (ii) obligations of U.S. Shipping or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or other equity interests in U.S. Shipping or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which U.S. Shipping or any of its Subsidiaries is a party with respect to the voting of the equity interests of U.S. Shipping or any of its Subsidiaries, other than pursuant to the pledge of units or shares of its Subsidiaries to its lenders.

          (d)          All of the issued and outstanding equity interests of each of U.S. Shipping’s Subsidiaries are owned, directly or indirectly, by U.S. Shipping free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming U.S. Shipping as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than those created under applicable Law and except for such Liens as may be imposed under U.S. Shipping’s Second Amended and Restated Credit Agreement and such Liens as may be imposed under the Amended Credit Facility, and all such ownership interests have been duly authorized and validly issued

Exhibit C-1

and are fully paid (to the extent required by applicable Law and in the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational documents of such  Subsidiaries) and free of preemptive rights.

          (e)          The Purchased Units and the limited partner interests represented thereby, have been duly authorized by U.S. Shipping and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

          (f)          The Common Units issuable upon conversion of the Class B Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Partnership Agreement, as amended by the Class B Amendment, have been duly authorized by U.S. Shipping pursuant to the Partnership Agreement and will be fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and, subject to receipt of the required Unitholder approval, will be validly issued.

          (g)          None of the offering, issuance and sale by U.S. Shipping of the Purchased Units or the execution, delivery and performance of the Basic Documents by U.S. Shipping (A) constitutes or will constitute a violation of U.S. Shipping’s Certificate of Formation or Partnership Agreement or any organizational documents of any of U.S. Shipping’s Subsidiaries, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the U.S. Shipping SEC Documents, or (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, the Laws of the State of New York or U.S. federal Law (except maritime Law, as to which such counsel need not express any opinion), which in the case of clause (B) or (C) of this paragraph (g) would be reasonably expected to have a U.S. Shipping Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (g) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

          (h)          Each of the Purchase Agreement, the Registration Rights Agreement and the Class B Amendment  has been duly authorized and validly executed and delivered on behalf of U.S. Shipping, and is enforceable against U.S. Shipping in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

          (i)          Except for the approvals required by the Commission in connection with U.S. Shipping’s obligations under the Registration Rights Agreement and under the registration rights agreement entered into in connection with the Notes Offering, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration,

Exhibit C-2

qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by U.S. Shipping of any of the Basic Documents to which it is a party, except (i) those that have been obtained or may be required under the state securities or “Blue Sky” Laws or under maritime Laws, in each case, as to which such counsel need not express any opinion, or (ii) for such consents which, if not obtained, would not, individually or in the aggregate, have a U.S. Shipping Material Adverse Effect.

          (j)          U.S. Shipping is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          (k)          Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Units pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.

Exhibit C-3

Exhibit D

Form of Registration Rights Agreement

[to come]

Exhibit D

Exhibit E

PURCHASER’S OFFICER’S CERTIFICATE

Officer’s Certificate

                          Pursuant to Section 6.03(d) of the Common Unit and Class B Unit Purchase Agreement, dated as of August 4, 2006 (the “Purchase Agreement”) by and among U.S. Shipping Partners L.P., a Delaware limited partnership (“U.S. Shipping”), and the Purchasers listed in Schedule 2.01 to the Purchase Agreement (each a “Purchaser” and collectively, the “Purchasers”) and relating to the issuance and sale by U.S. Shipping to the Purchasers of an aggregate of 1,310,375 Common Units representing limited partner interests in U.S. Shipping and an aggregate of 3,123,205 Class B Units representing limited partner interests in U.S.  Shipping, each of the undersigned hereby certifies solely on behalf of itself, as follows:

          (A)          Such Purchaser has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by such Purchaser on or prior to the date hereof.

          (B)          The representations and warranties of such Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect (as defined in the Purchase Agreement) are true and correct as of the date of the Purchase Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

          (C)          Since the date of the Purchase Agreement, no Purchaser Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing.

Dated:  August 7, 2006

[PURCHASER]

By:	/s/

[Name]
[Title]

Exhibit E

Exhibit F

PURCHASER’S ELIGIBILITY REPRESENTATIONS

                    Please indicate the applicable category of “accredited investor” within the meaning of Rule 501 under the Securities Act, under which the undersigned Purchaser is qualified to purchase Purchased Units, under either Section A or B below and complete the information requested in Section C below.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Common Unit and Class B Unit Purchase Agreement, dated as of August 4, 2006,  by and among U.S. Shipping Partners L.P., a Delaware limited partnership, and the Purchasers included in Schedule 2.01 thereto.

          A.         ACCREDITED INVESTOR STATUS FOR ENTITIES

1.	☐

We are either: a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the employee Retirement Income Security Act of 1974 (“ERISA”) and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) the employee benefit plan has total assets over $5,000,000, or (iii) the employee benefit plan is self directed and its investment decisions are made solely by persons that are accredited investors; or a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

2.	☐	We are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

3.	☐

We are an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Purchased Units, with total assets in excess of $5,000,000.

4.	☐

We are a trust with total assets in excess of $5,000,000 that was not formed for the specific purpose of purchasing Purchased Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in U.S. Shipping.

5.	☐	We are an entity in which all of the equity owners are accredited investors.

Exhibit F-1

          B.         ACCREDITED INVESTOR STATUS FOR INDIVIDUALS

1.	☐	I am a director or executive officer of U.S. Shipping.

2.	☐	I am a natural person and have a net worth, either alone or with my spouse, of more than $1,000,000.

3.	☐

I am a natural person and had income in excess of $200,000 during each of the previous two years and reasonably expect to have income in excess of $200,000 during the current year, or joint income with my spouse in excess of $300,000 during each of the previous two years and reasonably expect to have joint income in excess of $300,000 during the current year.

          C.         INFORMATION REQUESTED

Name of Purchaser	Name of Joint Purchaser, if applicable
(Please print. Please indicate name and capacity of person signing above if the Purchaser is other than a natural person.)	(Please indicate name and capacity of person signing above if the Purchaser is other than a natural person.)

Name in which Purchased Units are to be registered (if different)

Email Address

If the Purchaser is a natural person, the investor’s State/Province of residence is:

If there are joint Purchasers, please check one:
☐	Joint Tenants with Rights of Survivorship
☐	Tenants-in-Common
☐	Community Property

If the Purchaser is other than a natural person, it:
•	is the following type of organization: _____________.
•	is organized under the laws of: ______________.
•	has its principal place of business in ______________.

Exhibit F-2

Purchaser’s Social Security Number or EIN	Joint Purchaser’s Social Security Number or EIN

Mailing Address-Street	Mailing Address-Street (if different)

City, State, Zip	City, State, Zip

Attn.: _______________________________________	Attn.: _______________________________________

Telephone No.: _______________________________	Telephone No.: _______________________________

Facsimile No.: ________________________________	Facsimile No.: ________________________________

Exhibit F-3

Exhibit G

Escrow Agreement

Attached

Exhibit G

Exhibit H

APPLICATION FOR ADMISSION

          The undersigned (“Purchaser”) (a) requests admission as an Additional Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of U.S. Shipping Partners L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Purchaser has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Purchaser’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Purchaser’s admission as an Additional Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: _______________________

/s/

Social Security or other identifying number	Signature of Purchaser

Purchase Price including commissions, if any	Name and Address of Purchaser

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (for taxationpurposes) (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, Certification B-1 must be completed.

          Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.  To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies as set forth in B-1 (or, if applicable, certifies the following on behalf of the interestholder).

Citizenship (for Maritime purposes—see Maritime Citizenship definitions below) (check one):

☐	Citizen of the United States

Exhibit H-1

☐	Citizen of the United States

If a Citizen of the United States box is checked, Certification B-2 must be completed.

Under Part 67 of Title 46 of the Code of Federal Regulations (CFR), the undersigned is deemed and defined a “Citizen of the United States” (for maritime purposes) if at all tiers of ownership and in both form and substance at each tier of ownership:

(a)	If the undersigned is an individual:

(i) who is a citizen of the United States, by birth, naturalization, as a derivative citizen or as otherwise authorized by law, and

          (ii)         who is (x) free and clear of any trust or fiduciary obligation in favor of, or control, directly or indirectly, by, non-Citizens of the United States and (y) not employed by or financially dependent on a non-Citizen of the United States which is affiliated or associated in any manner with the Partnership or any partner thereof; or

(b)	If the undersigned is a corporation:

          (i)          that is organized or incorporated under the laws of the United States, or of a state of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a “State”),

          (ii)          of which title to not less than 75% of its stock interest is beneficially owned by and vested in Persons who are Citizens of the United States, as defined under the relevant clause (a)–(g) of this definition of “Citizen of the United States,” free and clear of any trust or fiduciary obligation of any non-Citizens of the United States,

          (iii)          of which not less than 75% of the voting power of the stock of such corporation entitled to vote is beneficially owned by and vested in Citizens of the United States, as defined under the relevant clause (a)–(g) of this definition of “Citizen of the United States,” free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States,

(iv) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States,

          (v)          whose chief executive officer (by whatever title), chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are Citizens of the United States, and

(vi) of which not more than a minority of the number of directors (or equivalent Persons) necessary to constitute a quorum are non-Citizens of the United States; or

(c)	If the undersigned is a partnership:

(i) that is organized under the laws of the United States or of a State,

(ii) all general partners of which are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iii)

of which not less than a 75% equity interest and voting power is beneficially owned by and vested in, Persons who are Citizens of the United States, as defined under the relevant clause (a)–(g) of this definition of “Citizen of the United States,” free and clear

Exhibit H-2

of any trust or fiduciary obligation in favor of any non-Citizens of the United States and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States, and

	(iv)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States; or

(d)	If the undersigned is an association:

	(i)	that is organized under the laws of the United States or of a State,

	(ii)	of which 100% of the members are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iii)

whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are citizens of the United States,

(iv)

of which not less than 75% of the interest and voting power of such association is owned by and vested in Citizens of the United States, free and clear of any trust or fiduciary obligation in favor of any non-Citizens of the United States, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States,

	(v)	of which not more than a minority of the number of directors (or equivalent Persons) necessary to constitute a quorum are non-Citizens of the United States, and

	(vi)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States; or

(e)	If the undersigned is a limited liability company:

(i) that is organized under the laws of the United States or of a State,

(ii) of which 75% of the members are Citizens of the United States,

            (iii)          of which not less than 75% of the membership interest is beneficially owned by, and vested in Persons who are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

            (iv)          whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are citizens of the United States,

            (v)          of which not less than 75% of the voting power of such company entitled to vote is vested in Citizens of the United States, free and clear of any trust or fiduciary obligation, in favor of or on behalf of any non-Citizens of the United States, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States,

(vi) of which the managing member or manager (or equivalent Person), if such company’s management is delegated to a single manager or managing member pursuant to its

Exhibit H-3

organizational agreement, is a citizen of the United States, or, if such company’s management is conferred by its organizational agreement on several managers, a management committee or board of directors (or equivalent governing body), each manager having general management authority is a citizen of the United States and not more than a minority of the number of management committee members or directors (or equivalent Persons) necessary to constitute a quorum of such governing body are non-Citizens of the United States,

(vii) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States, and

            (viii)          of which non-Citizens of the United States do not have authority within a management group, whether through veto power, combined voting, or otherwise, to exercise control over the limited liability company; or

(f) If the undersigned is a joint venture (if not an association or a partnership):

(i) that is organized under the laws of the United States or of a State,

            (ii)          of which 100% of the members are, or 100% of the equity is beneficially owned by and vested in, Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,” free and clear of any trust or fiduciary obligation in favor of any non-Citizens of the United States, and

(iii) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States; or

(g) If the undersigned is a trust:

(i) that is domiciled in and existing under the laws of the United States or a State,

(ii) all of the trustees of which are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iii) of which not less than 75% of the equity interest is owned by Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

            (iv)          of which each beneficiary with an enforceable interest in the trust is a Citizen of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,” and

(v) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States.

Exhibit H-4

Certification B-1

Complete Either A or B:

A.	Individual Interestholder

	1.	I am not a non-resident alien for purposes of U.S. income taxation.

	2.	My U.S. taxpayer identification number (Social Security Number) is ____________.

	3.	My home address is________________________________________.

B.	Partnership, Corporation or Other Interestholder

	1.	________________is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

	2.	The interestholder’s U.S. employer identification number is ______________.

	3.	The interestholder’s office address and place of incorporation (if applicable) is _____________.

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

          The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Purchaser

/s/

Signature and Date

Title (if applicable)

          Note:  If the Purchaser is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function.  If the Purchaser is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Purchaser will hold the Units shall be made to the best of the Purchaser’s knowledge.

Exhibit H-5

Certification B-2

Complete Either A or B or C:

(a)	Individual Interestholder:

I certify that I qualify as a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because I am an individual:

(i) who is a citizen of the United States, by birth, naturalization, as a derivative citizen or as otherwise authorized by law, and

(ii)

who is (x) free and clear of any trust or fiduciary obligation in favor of, or control, directly or indirectly, by, non-Citizens of the United States and (y) not employed by or financially dependent on a non-Citizen of the United States which is affiliated or associated in any manner with the Partnership or any partner thereof.

(b)	Corporation:

________________ is a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because it is a corporation:

(i)

that is organized or incorporated under the laws of the United States, or of a state of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a “State”),

(ii)

of which title to not less than 75% of its stock interest is beneficially owned by and vested in Persons who are Citizens of the United States, as defined under the relevant clause (a)–(g) of this definition of “Citizen of the United States,” free and clear of any trust or fiduciary obligation of any non-Citizens of the United States,

(iii)

of which not less than 75% of the voting power of the stock of such corporation entitled to vote is beneficially owned by and vested in Citizens of the United States, as defined under the relevant clause (a)–(g) of this definition of “Citizen of the United States,” free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States,

(iv) of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States,

(v)

whose chief executive officer (by whatever title), chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are Citizens of the United States, and

(vi) of which not more than a minority of the number of directors (or equivalent Persons) necessary to constitute a quorum are non-Citizens of the United States.

(c)	Partnership:

________________ is a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because it is a partnership:

(i) that is organized under the laws of the United States or of a State,

Exhibit H-6

	(ii)	all general partners of which are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iii)

of which not less than a 75% equity interest and voting power is beneficially owned by and vested in, Persons who are Citizens of the United States, as defined under the relevant clause (a)–(g) of this definition of “Citizen of the United States,” free and clear of any trust or fiduciary obligation in favor of any non-Citizens of the United States and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States, and

	(iv)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States.

(d)	Association:

________________ is a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because it is an association:

	(i)	that is organized under the laws of the United States or of a State,

	(ii)	of which 100% of the members are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iii)

whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are citizens of the United States,

(iv)

of which not less than 75% of the interest and voting power of such association is owned by and vested in Citizens of the United States, free and clear of any trust or fiduciary obligation in favor of any non-Citizens of the United States, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States,

	(v)	of which not more than a minority of the number of directors (or equivalent Persons) necessary to constitute a quorum are non-Citizens of the United States, and

	(vi)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States.

(e)	Limited Liability Company:

________________ is a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because it is a limited liability company:

	(i)	that is organized under the laws of the United States or of a State,

	(ii)	of which 75% of the members are Citizens of the United States,

(iii)

of which not less than 75% of the membership interest is beneficially owned by, and vested in Persons who are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iv)

whose chief executive officer (by whatever title), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons or otherwise dispose of or control any vessel are citizens of the United States,

Exhibit H-7

(v)

of which not less than 75% of the voting power of such company entitled to vote is vested in Citizens of the United States, free and clear of any trust or fiduciary obligation, in favor of or on behalf of any non-Citizens of the United States, and free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of non-Citizens of the United States,

(vi)

of which the managing member or manager (or equivalent Person), if such company’s management is delegated to a single manager or managing member pursuant to its organizational agreement, is a citizen of the United States, or, if such company’s management is conferred by its organizational agreement on several managers, a management committee or board of directors (or equivalent governing body), each manager having general management authority is a citizen of the United States and not more than a minority of the number of management committee members or directors (or equivalent Persons) necessary to constitute a quorum of such governing body are non-Citizens of the United States,

	(vii)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States, and

(viii)

of which non-Citizens of the United States do not have authority within a management group, whether through veto power, combined voting, or otherwise, to exercise control over the limited liability company.

(f)	Joint Venture (if not an association or a partnership):

________________ is a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because it is a joint venture:

	(i)	that is organized under the laws of the United States or of a State,

(ii)

of which 100% of the members are, or 100% of the equity is beneficially owned by and vested in, Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,” free and clear of any trust or fiduciary obligation in favor of any non-Citizens of the United States, and

	(iii)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States.

(g)	Trust:

________________ is a Citizen of the United States (as defined in the Application for Admission to which this Certification is attached) because it is a trust:

	(i)	that is domiciled in and existing under the laws of the United States or a State,

	(ii)	all of the trustees of which are Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

	(iii)	of which not less than 75% of the equity interest is owned by Citizens of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,”

(iv)

of which each beneficiary with an enforceable interest in the trust is a Citizen of the United States, as defined under the relevant clause (a)-(g) of this definition of “Citizen of the United States,” and

	(v)	of which there are no other means by which direct or indirect control is conferred upon or permitted to be exercised by non-Citizens of the United States.

Exhibit H-8

          Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Purchaser

/s/

Signature and Date

Title (if applicable)

Note:    If the Purchaser is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Purchaser is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or agent of any of the foregoing, the above certification shall be made both as to (a) such broker, dealer, bank, trust company, clearing corporation, other nominee owner or agent and (b) any person for whom the Purchaser will hold the Units based on a similar certification from such beneficial owner.

Exhibit H-9